UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 16, 2016

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

242A West Valley Brook Road

Califon, New Jersey 07830

(Address of Principal Executive Offices)

(732) 851-7707

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On March 16, 2016, the Company filed with the Delaware Secretary of State a Certificate of Designations for the Series C Convertible Preferred Stock (a true and correct copy of which is attached hereto as Exhibit 3.8) (“Certificate of Designations”). The Certificate of Designation allows for the creation and issuance of the 2

400,000 shares of Preferred Stock. As stated in the Certificate of Designations, each share of the Preferred Stock has identical rights as 133.333 shares of the Company’s common stock. These rights, privileges and preferences include among others; (i) each share of Preferred Stock shall have 133.333 to 1 voting rights, (ii) each share of Preferred Stock shall have 133.333 to 1 rights upon liquidation and distribution of the Company, (iii) each share of Preferred Stock shall have the right to convert into 133.333 shares of common stock of the Company. On March 14, 2016, the Company’s Board of Directors approved the Certificate of Designations and the filing of the Certificate of Designations with the Delaware Secretary of State.

The above description of the Series C Convertible Preferred Stock is qualified in its entirety by reference to the Certificate of Designations filed as an exhibit hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

/s/ John Gildea
Name: John Gildea
Title: Chief Executive Officer
Date: March 24, 2016